090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20150281565-95**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**06/23/2015 10:16 AM**
State of Nevada	Entity Number
	E0252802015-1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

PFO Global, Inc.

2. Description of the original document for which correction is being made:

Articles of Merger

3. Filing date of the original document for which correction is being made: June 2, 2015

4. Description of the inaccuracy or defect:

Item 1 did not state that Energy Telecom Reincorporation Sub., Inc., the surviving entity, is a Nevada corporation.
Item 4(a) incorrectly stated that approval was not required from the owners of Energy Telecom Reincorporation Sub., Inc., the surviving entity.
Item 4(b) did not state that the merger was approved by the required consent of the owners of Energy Telecom Reincorporation Sub., Inc., the surviving entity.

5. Correction of the inaccuracy or defect:

Item 1 should be revised to disclose that Energy Telecom Reincorporation Sub., Inc., the surviving entity, is a Nevada corporation.
Item 4(a) should be deleted in its entirety.
Item 4(b) should be deleted in its entirety and revised to state that the plan was approved by the required consent of the owners of Energy Telecom, Inc., the merging entity, and Energy Telecom Reincorporation Sub., Inc., the surviving entity.

6. Signature:

X ______________________

Authorized Signature	**Title ***	**Date**
	President	June 19, 2015

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.